Exhibit 99.1

UROPLASTY, INC. ANNOUNCES INTENT TO ACQUIRE CYSTOMEDIX, INC.

     Minneapolis, Minnesota (December 16, 2004) — Uroplasty, Inc. (OTC Bulletin Board: UPST) and CystoMedix, Inc., a privately held company, announced today that they have signed a letter of intent to pursue a merger of CystoMedix into a newly formed subsidiary of Uroplasty. CystoMedix has developed, and markets a proprietary neuromodulation product for patients suffering from overactive bladder symptoms, including urge incontinence.

     Completion of the merger is subject to completion of Uroplasty’s due diligence investigation of CystoMedix, negotiation of a definitive merger agreement, approval by CystoMedix shareholders and other customary conditions. The parties expect the merger to be completed by March 31, 2005. The merger is expected to consist of shares of Uroplasty’s common stock and cash.

     Uroplasty President and Chief Executive Officer Daniel G. Holman commented, “We intend this acquisition to be a part of our strategy to expand our product line for the treatment of incontinence. CystoMedix’s Urgent® PC Neuromodulation System, designed to treat urinary urgency and urge incontinence complications, will provide an excellent strategic and complementary fit with our other incontinence products.”

     “We expect this merger to provide our combined businesses with greater opportunities for growth,” said Jeffrey M. Williams, President and Chief Executive Officer of CystoMedix. “The combination is very synergistic and I believe it will result in a strong company with excellent clinical solutions for treating urinary incontinence.”

ABOUT UROPLASTY

     Uroplasty, Inc. (www.uroplasty.com) is a medical device company that develops, manufactures and markets a family of injectable tissue-bulking products for specific indications in urology, urogynecology, colon and rectal, otolaryngology and plastic surgery markets. Uroplasty’s products offer physicians and their patients a minimally invasive treatment option for urinary incontinence, vesicoureteral reflux, fecal incontinence, vocal cord rehabilitation and soft tissue facial augmentation. Uroplasty’s products have received CE marking for these indications and are being sold in markets outside the United States. Uroplasty is conducting a multi-center U.S. IDE clinical trial with its urethral bulking agent, Macroplastique®, as a minimally invasive, office-based procedure for treating female stress urinary incontinence.

     In September 2004, Uroplasty announced an exclusive manufacturing and marketing agreement with CL Medical of Lyon, France to manufacture and sell the I-Stop® tape in the United States. The I-Stop tape, developed by CL Medical, is a new generation, mid-urethral sling to treat female stress urinary incontinence.

ABOUT CYSTOMEDIX

     Founded in 1999, CystoMedix, Inc. (www.cystomedix.com) is a privately-held medical device company that develops products for patients in the urology and urogynecology markets. Its product, URGENT PC, uses neuromodulation technology to treat urge incontinence. URGENT PC is CE marked and FDA approved for sale both in and outside the United States. CystoMedix is based in Andover, Minnesota.

FORWARD-LOOKING STATEMENTS

     This news release contains statements that constitute “forward-looking” statements under the federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will” and similar expressions identify forward-looking statements. By their very nature, forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results, performance or achievements, or that of our industry, to differ materially from those expressed or implied in any our forward-looking statements. A list and description of some of the risks and uncertainties can be found in our reports filed with the SEC from time to time. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. Actual future results and trends may differ materially from historical results or those anticipated depending upon a variety of factors, including, but not limited to: the effect of government regulation, including when and if we receive approval for marketing of our products (including the I-Stop tape) in the United States; the impact of international currency fluctuations on our cash flows and operating results; the impact of technological innovation and competition; acceptance of our products by physicians and patients; our reliance on a single product for most of our current sales; our intellectual property and the ability to prevent competitors from infringing our rights; the ability to receive third party reimbursement for our products; the results of our current human clinical trial; our continued losses and the possible need to raise additional capital in the future; our ability to manage our international operations; our ability to hire and retain key technical and sales personnel; our dependence on key suppliers; future changes in applicable accounting rules; and volatility in our stock price. We cannot assure that we will consummate the proposed acquisition of CystoMedix or that we will profitably integrate its business into ours if the acquisition is completed.

CONTACT:	Daniel G. Holman, President and CEO of Uroplasty, Inc. Tel: 612-378-1180 Fax: 612-378-2027, E-Mail: danielh@uroplasty.com.